UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): DATE

Georgia Bancshares, Inc.
(Exact name of registrant
as specified in its charter)

Georgia	333-74710	58-2646154
(State of Incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

100 Westpark Drive, Peachtree City, Georgia 30269
(Address of principal executive offices)   (Zip Code)

(770) 631-9488
(Telephone Number)

Not Applicable
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

On April 14, 2004, Abbott, Jordan & Koon, LLC resigned as auditors of the Company effective as of that date. The Company replaced Abbott, Jordan & Koon, LLC with Porter Keadle Moore, LLP on April 15, 2004. The decision to replace auditors was approved by the audit committee and the board of directors of the Company.

The reports of Abbott, Jordan & Koon, LLC on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, nor was there any event of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, and through the date of this Form 8-K, there were no disagreements with Abbott, Jordan & Koon, LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Abbott, Jordan & Koon, LLC would have caused Abbott, Jordan & Koon, LLC to make reference to the matter in their report.

The Company has provided Abbott, Jordan & Koon, LLC with a copy of the disclosures contained in this report, and has requested Abbott, Jordan & Koon, LLC to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated April 15, 2004 is filed as Exhibit 16.

On April 15, 2004, the Company engaged Porter Keadle Moore, LLP as its independent auditors for the fiscal year ending December 31, 2004, to audit the Company’s financial statements. During the Company’s most recent fiscal year and the subsequent interim period preceding the engagement of Porter Keadle Moore, LLP the Company did not consult Porter Keadle Moore, LLP on any matter requiring disclosure under Item 304(a)(2) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (c) Exhibits.

16 Abbott, Jordan & Koon, LLC letter to the Securities and Exchange Commission dated April 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2004

GEORGIA BANCSHARES, INC. By: /s/ C. Lynn Gable C. Lynn Gable Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number and Description

16.1 Abbott, Jordan & Koon, LLC letter to the Securities and Exchange Commission dated April 15, 2004.

4